CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in this Registration Statement on Form SB-2 of our report dated September 15, 2004, relating to the financial statements of Enviro-Sciences, Inc. and to the reference to our Firm under the caption "Experts" in the Prospectus.

                             /s/ Rosenberg Rich Baker Berman & Company
                             -----------------------------------------
                             Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey
January 5, 2005